Exhibit 99

NEWS RELEASE NEWS RELEASE NEWS RELEASE

Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL 60069

Contacts:
Tony Diaz	Clarkson Hine	James Murgatroyd/Morgan Bone
Fortune Brands	Fortune Brands	Finsbury
(investor relations)	(media relations)	(U.K. media relations)
847-484-4410	847-484-4415	44(0)20 7251 3801

FORTUNE BRANDS ANNOUNCES AGREEMENT TO ACQUIRE

MAJOR ALLIED DOMECQ SPIRITS & WINE BRANDS

•	Company to Build Higher Performance Brand Portfolio with Addition of Complementary Global Premium Brands

•	Sauza, Maker’s Mark, Courvoisier, Canadian Club, Laphroaig, Clos du Bois and Other Brands to More Than Double Company’s Spirits & Wine Sales

•	Significant Benefits to Distribution in the U.S. and Internationally, Including Expansion in Priority Global Markets

•	Acquisition Creates Significant Value for Shareholders; Highly Accretive to Fortune Brands Earnings

Lincolnshire, IL, April 21, 2005 – Fortune Brands, Inc. (NYSE: FO) and Pernod Ricard today announced that Fortune Brands will purchase several of the premium spirits and wine brands included in Pernod Ricard’s proposed acquisition of Allied Domecq. The brands Fortune Brands is acquiring will significantly enhance its high-margin spirits and wine business and expand its presence in key international markets. As a result of the transaction, Fortune Brands will more than double its spirits and wine sales and will be among the top four spirits companies in the world.

The brands Fortune Brands is purchasing include:

•	Sauza, the fast-growing #2 tequila in the world

•	Maker’s Mark, the fast-growing bourbon

•	Courvoisier, one of the world’s leading cognacs

•	Canadian Club, the #2 Canadian whisky in the world

•	Laphroaig, the fast-growing single-malt Scotch

•	Clos du Bois and other super-premium Napa and Sonoma wine brands

•	market-leading national brands in the important United Kingdom, Germany and Spain markets.

Fortune Brands will pay an agreed price of approximately 2.8 billion British pounds (5.3 billion U.S. dollars at current exchange rates) in cash for the brands, related production facilities and key distribution assets. The company expects the acquisition will be highly accretive to earnings and currently estimates it will add 25-35 cents per share in the first full calendar year.

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“We see the purchase of these exceptional, complementary brands as an excellent high-return growth opportunity that will fill gaps in our portfolio and take our very profitable spirits and wine business to the next level,” said Fortune Brands chairman and CEO Norm Wesley. “These brands and distribution assets will significantly enhance our spirits and wine business by elevating our entire portfolio, supporting growth of our existing brands, expanding our scale in key markets and creating valuable distribution efficiencies.”

The brands being acquired had combined sales for the year ended 31 August 2004 of approximately $1.3 billion and brand contribution of approximately $545 million. Fortune Brands’ spirits and wine business generated sales of $1.2 billion for the year ended 31 December 2004. Fortune Brands’ total 2004 sales were $7.3 billion.

Global Growth Brands Enhance Portfolio and International Presence

“Sauza, which is gaining share as the world’s fastest growing global tequila brand, will make us a leader in the attractive tequila category and become our second largest spirits brand,” Wesley continued. “Courvoisier will give us a premier, growing position in cognac. Maker’s Mark has contributed to the growth of the bourbon category and will be an excellent complement to our existing portfolio. Canadian Club and Laphroaig are strong brands that will enhance our position in key categories. The addition of the acclaimed wine brands, including Clos du Bois, to our Geyser Peak and Wild Horse wineries will quadruple our wine volume and place us among the top five super-premium U.S. wine companies.” The acquisition includes the Allied Domecq sales and distribution operations for wine in the U.S.

The leading national brands Fortune Brands is acquiring include:

•	Larios (#1 gin brand in Spain; #5 globally; currently owned by Pernod Ricard)

•	DYC (#3 whisky brand in Spain)

•	Fundador (Spain’s #1 export brandy)

•	Teacher’s (#3 Scotch whisky in the U.K.)

•	Harvey’s (a leading brand of sherries in the U.K.)

•	Cockburn’s (#1 port brand in the U.K.)

•	Kuemmerling (#3 bitters brand in Germany).

The transaction will nearly double the company’s spirits and wine volume while increasing from three to nine the number of the top 100 premium distilled spirits brands in the world held by Fortune Brands.

“We’ve built an excellent track record of taking high-impact actions that have steadily enhanced our Jim Beam Brands spirits and wine business, and this is another significant step forward,” Wesley added. “The innovative distribution joint ventures Jim Beam Brands has established with partners including The Absolut Spirits Company, Remy-Cointreau and Edrington Group’s Highland Distillers have elevated our distribution while

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reducing costs. Beam’s successful brand investments have helped grow our flagship Jim Beam bourbon and our super-premium spirits. With industry-leading flavor innovations, Beam has created breakthrough products like Starbucks™ Coffee Liqueur and DeKuyper Sour Apple Pucker. And we’ve built a deep and talented team at Jim Beam Brands that will take this business to the next level.”

Transaction Creates Distribution Benefits

“We expect this transaction will further benefit our international distribution and create valuable opportunities for our distribution joint ventures – Future Brands in the U.S. and Maxxium internationally,” said Tom Flocco, president of Jim Beam Brands. “We’ve had excellent success growing Jim Beam globally, and strengthening our presence in attractive markets where our brands are under-represented is the next logical step. We’ve long seen the U.K., Germany and Spain as priority markets, and the addition of the high-impact global growth brands and the strong national brands will help us achieve additional scale that will help drive stronger international growth for core premium brands such as Jim Beam.” The transaction includes the Allied Domecq sales and distribution operations in the U.K., Germany and Spain.

“The opportunity to overlay these new brands and distribution assets on our existing structure offers compelling benefits to all our distribution partners,” Flocco continued. The addition of the new brands offers the opportunity to increase case volume for Maxxium by approximately 70% and for Future Brands by 20%. “Adding additional volume and strong brands will both reduce distribution costs and improve our local distributor focus,” said Flocco. “We also look forward to benefiting from the talent of the brand management, distribution and production teams that have helped build these brands into global leaders. Combined with our existing organization, we feel well positioned to manage and grow this expanded brand portfolio.”

Acquisition Creates Significant Value for Shareholders

“Spirits and wine is a growing, high-return industry that generates excellent cash flow,” Wesley said. “We believe the targeted expansion of our spirits and wine business will accelerate our profit growth in spirits and wine and even better position Fortune Brands to deliver on our long-term goal of double-digit growth in earnings per share. This move will also result in a more balanced portfolio for Fortune Brands.”

“With returns well in excess of our cost of capital, we believe this highly accretive move creates significant value for shareholders. The purchase price of approximately $5.3 billion – or 9.7 times trailing fiscal year (August) 2004 brand contribution – represents an attractive valuation for such high-caliber brands.” Fortune Brands also has an executed credit agreement for its full purchase price, and plans to refinance in the bank and long-term capital markets subsequent to closing. “This transaction will further enhance our already strong cash flow, and we’ll also benefit from the $625 million dividend resulting from the upcoming spin-off of our office products business, which we announced last month. Our priority for the use of free cash over the near term will be to

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pay down the debt we incur in this transaction,” Wesley added. The company’s previously-stated free cash flow target for 2005 is in the range of $450-500 million after dividends and capital expenditures.

Deal Structure

While not a bidder for Allied Domecq, Fortune Brands is purchasing the brands upon completion of Pernod Ricard’s proposed acquisition of Allied Domecq announced earlier today. The Pernod Ricard acquisition of Allied Domecq is subject to Allied Domecq and Pernod Ricard shareholder approvals, the approval of English courts, necessary regulatory approvals and other customary conditions. The transaction between Fortune Brands and Pernod Ricard will be subject to routine regulatory approvals and is expected to close in the third quarter. While there will be a transitional period not to exceed six months during which the assets will be transferred to Fortune Brands, the company will fund the acquisition at the time the transaction is completed and will manage the brands and assets – and receive the profits and cash flows – from the date of closing.

Fortune Brands will have certain rights with respect to the Pernod Ricard offer for Allied Domecq and will be entitled to receive its share of any break fee payable by Allied Domecq. The cash provided by Fortune Brands will be used to pay Allied Domecq shareholders. The amount Fortune Brands will pay represents approximately 38 percent of Pernod Ricard’s offer consideration for Allied Domecq and approximately 46 percent of the cash.

Fortune Brands was advised on the transaction by Credit Suisse First Boston as financial advisor and Herbert Smith LLP as legal advisor.

Conference Call Today at 8:30 AM ET

Fortune Brands will host a conference call today at 8:30 AM ET to discuss today’s announcement. A live Internet webcast of the conference call will be available in the Investor Relations section of the www.fortunebrands.com website. It is recommended that listeners log on 10 minutes prior to the start of the call. An Internet replay of the conference call will be available at www.fortunebrands.com within two hours of the completion of the call. Individuals without Internet access may listen to the call by dialing 877-226-0730 (or 706-643-3726 from outside the United States) prior to 8:30 AM ET.

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About Fortune Brands

Fortune Brands, Inc. is a $7 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of

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Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, Starbucks™ Coffee Liqueur, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index. Fortune Brands’ market capitalization is approximately $12 billion.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update them. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, increases in health care costs, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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Acquisition Facts

	Jim Beam Brands	Acquired brands	Combined

2004 net sales	$1.2 billion	$1.3 billion	$2.5 billion
% US/International sales (est.)	75%/25%	45%/55%	60%/40%
Worldwide case volume	19 million	18 million	37 million
Worldwide spirits industry rank	#7	—	#4
Top 100 premium spirits brands	3	6	9

Acquired Global Brands	Market Leadership**	Annual case volume

• Sauza tequila	world’s #2 tequila	2.9 million (+20%)*
(#28 premium spirit worldwide)

• Maker’s Mark bourbon	fast-growing bourbon whiskey	0.5 million (+10%)*

• Courvoisier cognac	one of the world’s leading cognacs	1.1 million (+3%)*
(#81 premium spirit worldwide)

• Canadian Club whisky	world’s #2 Canadian whisky	2.6 million (+7%)*
(#32 premium spirit worldwide)

• Laphroaig single-malt	world’s #1 Islay malt whisky	0.14 million***

• Super-premium Wines	acclaimed Sonoma and Napa	2.1+ million***
super-premium wines
Clos du Bois, William Hill,
Buena Vista, and others

Footnote: The figures presented are approximate, in particular as a result of:

(a)	different sales periods (Allied Domecq sales data is for the year ended 31 August 2004; Jim Beam Brands sales data is for the year ended 31 December 2004).
(b)	currency conversions from Euros and pounds sterling into US dollars calculated at current exchange rates.
(c)	rounding of company data to the nearest $100 million in net sales and 1 million in cases

UK national brands	Market Leadership**	Annual case volume

• Teacher’s Scotch	#3 Scotch whisky in the U.K.	1.8 million**
(#52 premium spirit worldwide)

• Harvey’s sherry	a U.K. leader in sherries	0.9 million***

• Cockburn port	#1 port brand in the U.K.	0.4 million***

Spanish national brands

• DYC whisky	#3 whisky in Spain	1.7 million**
(#56 premium spirit worldwide)

• Larios gin (#)	#1 gin in Spain; #5 worldwide	1.7 million**
(#59 premium spirit worldwide)

• Fundador brandy	#1 export brandy,	0.8 million***
#1 in Philippines

• Centenario brandy	#1 brandy in Spain	0.7 million***

• Castellana aniseed	#3 aniseed in Spain	0.4 million***

German national brands

• Kuemmerling bitters	#3 bitters brand in Germany	0.6 million***

• Jacobi brandy	a popular brandy in Germany	0.2 million***

*	source: Allied Domecq annual report, case volume for year ended 31 August 2004
**	source: Impact, estimated case volume for year ended 31 December 2004, Top 100 premium distilled spirits brands worldwide
***	source: IWSR, case volume for year ended 31 December 2003
(#)	currently owned by Pernod Ricard

Facts About

Jim Beam Brands

Major Brands	Market Leadership**	2004 case volume

• Jim Beam bourbon	#1 bourbon whiskey in the world	5.5 million
(#13 premium spirit worldwide)

• DeKuyper cordials (US only)	#1 cordials line in the U.S.	2.5 million (in the US)
(#14 premium spirits brand worldwide

Super-Premium Spirits

• Small Batch Bourbon Collection: Knob Creek, Booker’s, Baker’s, Basil Hayden

• Starbucks™ Coffee Liqueur

• Vox vodka

• The Dalmore single-malt Scotch whisky

• El Tesoro tequila

Super-Premium and Premium California Wines

• Geyser Peak

• Wild Horse

Other brands include:

Whisky/Whiskey:	Windsor Canadian (#87 premium spirit worldwide), Kessler, Lord Calvert, Old Grandad

Gin:	Gilbey’s

Vodka:	Wolfschmidt, Gilbey’s

Rum:	Ronrico

Cordials:	After Shock, Sourz, Leroux

Distribution

United States:

•	Spirits brands distributed by Future Brands (Jim Beam Brands’ joint venture with The Absolut Spirits Company)

•	#2 case volume in the U.S.

Other global markets:

•	Spirits brands distributed by Maxxium (Jim Beam Brands’ joint venture with Remy-Cointreau, Edrington Group’s Highland Distillers and V&S Group [parent company of ABSOLUT]).

Facts About

Fortune Brands

Fortune Brands is a leading consumer brands company sharply focused on shareholder value.

Number of Employees:	32,000

Sales:	$7.32 billion in 2004, +18%.

Net Income:	$783.8 million in 2004, +35%.

Business Segments:	2004 Sales	2004 Operating Income

• Home & Hardware	$3.76 billion	$598.5 million

• Spirits & Wine	$1.17 billion	$333.7 million

• Golf	$1.21 billion	$153.8 million

• Office	$1.17 billion	$109.8 million

Top Selling Brands: Moen faucets, Titleist golf equipment, Aristokraft cabinetry, Jim Beam bourbon, Therma-Tru door systems, FootJoy golf shoes & gloves, Master Lock security products, Omega cabinetry, Kitchen Craft cabinetry, Cobra golf clubs, DeKuyper cordials.

Headquarters:	Lincolnshire, IL

Chairman and CEO:	Norm Wesley